Exhibit 99.1

Virtusa Announces Second Quarter Fiscal 2021 Consolidated Financial Results

•	Second quarter fiscal 2021 revenue of $317.2 million increased 5.4% sequentially and decreased 3.4% year-over-year.
•	Second quarter fiscal 2021 GAAP operating income of $12.7 million. Non-GAAP operating income of $30.2 million.
•	Second quarter fiscal 2021 GAAP diluted EPS of $0.25. Non-GAAP diluted EPS of $0.53.
•	Second quarter fiscal 2021 cash flow from operations of $49.4 million and all-time low DSO of 65 days.

Southborough, MA – (November 3, 2020) Virtusa Corporation (NASDAQ GS: VRTU), a leading IT services provider that enables the digital transformation of Global 2000 enterprises by designing, building and implementing the end-to-end technology solutions that are essential to compete in a digital-first world, today reported consolidated financial results for the second quarter fiscal 2021, ended September 30, 2020.

Second Quarter Fiscal 2021 Consolidated Financial Results

Revenue for the second quarter of fiscal 2021 was $317.2 million, representing an increase of 5.4% sequentially and a decrease of 3.4% year-over-year. On a constant currency basis, (1) second quarter revenue increased 5.0% sequentially and decreased 3.9% year-over-year.

Virtusa reported GAAP income from operations of $12.7 million for the second quarter of fiscal 2021, compared to $7.2 million for the first quarter of fiscal 2021 and $19.2 million for the second quarter of fiscal 2020.

GAAP net income available to common shareholders for the second quarter of fiscal 2021 was $7.7 million, or $0.25 per diluted share, compared to net loss of $(0.2) million, or a loss of $(0.01) per diluted share, for the first quarter of fiscal 2021, and net income of $6.0 million, or $0.20 per diluted share, for the second quarter of fiscal 2020.

Non-GAAP Results*

Non-GAAP income from operations was $30.2 million for the second quarter of fiscal 2021, an increase from $14.0 million for the first quarter of fiscal 2021 and from $29.4 million for the second quarter of fiscal 2020.

Non-GAAP net income was $18.0 million, or $0.53 per diluted share, for the second quarter of fiscal 2021, compared to $6.0 million, or $0.20 per diluted share, for the first quarter of fiscal 2021, and $18.1 million, or $0.54 per diluted share, for the second quarter of fiscal 2020.

*Please refer to the Non-GAAP Financial Information section of this press release for definitions of our Non-GAAP financial measures and reconciliations to the most comparable GAAP financial measures.

Balance Sheet and Cash Flow

The Company ended the second quarter of fiscal 2021 with $300.8 million of cash, cash equivalents, and short-term and long-term investments (2). Total debt net of issuance costs as of September 30, 2020 was $404.0 million. Cash flow from operations was $49.4 million, or 15.6% of revenue, for the second quarter of fiscal 2021.

Management Commentary

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “I would like to reiterate our excitement about the proposed acquisition of Virtusa by Baring Private Equity Asia (“BPEA”). We are confident BPEA will be a strong partner helping to solidify our position at the forefront of digital transformation for global 2000 companies. As we look forward to completing the closing conditions of our merger, we remain focused on the execution of our Three Pillar Strategy for profitable growth. Our strong fiscal second quarter results highlighted by sequential revenue growth of 5.4%, which exceeded the midpoint of our prior guidance, as well as significant sequential gross margin, non-GAAP operating margin and EPS accretion underscore that we continue to make progress against our plan.”

About Virtusa

Virtusa Corporation (NASDAQ GS: VRTU) is a global provider of digital business strategy, digital engineering, and information technology (IT) services and solutions that help clients change, disrupt, and unlock new value through innovation engineering. Virtusa serves Global 2000 companies in Banking, Financial Services, Insurance, Healthcare, Communications, Media, Entertainment, Travel, Manufacturing, and Technology industries.

Virtusa helps clients grow their business with innovative products and services that create operational efficiency using digital labor, future-proof operational and IT platforms, and rationalization and modernization of IT applications infrastructure. This is achieved through a unique approach blending deep contextual expertise, empowered agile teams, and measurably better engineering to create holistic solutions that drive business forward at unparalleled velocity enabled by a culture of cooperative disruption.

© 2020 Virtusa Corporation. All rights reserved.

Virtusa is a registered trademark of Virtusa Corporation. All other company and brand names may be trademarks or service marks of their respective holders.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by Regulation G by the Securities and Exchange Commission. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with Virtusa’s financial statements prepared in accordance with GAAP.

Virtusa believes the following financial measures will provide additional insights to measure the operational performance of the business.

•	Virtusa presents constant currency revenue growth rates to provide insights into, and a framework for assessing, how Virtusa's revenue performed excluding the effect of foreign currency rate fluctuations (see footnote 1).

•	Virtusa presents a reconciliation of its cash and cash equivalents to total cash, cash equivalents, short term and long term investments which Virtusa believes provides insight into its cash position and overall liquidity (see footnote 2).

•	Virtusa also presents consolidated statements of income measures that exclude, when applicable, stock-based compensation expense, acquisition related charges, restructuring charges, foreign currency transaction gains and losses, impairment of investments, impairment of long-lived assets, non-recurring third party financing costs, gain on redemption of equity method investment, non-recurring fees for potential proxy deliberation, the initial impact of our election to treat certain subsidiaries as disregarded entities for US tax purposes and other non-recurring tax items to provide further insights into the comparison of Virtusa’s operating results among periods.

The following table presents a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure for the three and six months ended September 30:

	(in thousands, except share and per share amounts)
	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
GAAP income from operations	$12,726	$19,235	$19,881	$32,663
Add: Stock-based compensation expense	4,078	5,834	7,670	12,510
Add: Acquisition-related charges and restructuring charges(a)	10,767	4,299	13,357	8,396
Add: Non-recurring professional fees (b)	2,633	-	3,339	-
Non-GAAP income from operations	$30,204	$29,368	$44,247	$53,569

GAAP operating margin	4.0%	5.9%	3.2%	5.0%
Effect of above adjustments to income from operations	5.5%	3.0%	4.0%	3.3%
Non-GAAP operating margin	9.5%	8.9%	7.2%	8.3%

GAAP net income available to Virtusa common stockholders	$7,681	$6,014	$7,488	$10,761
Add: Stock-based compensation expense	4,078	5,834	7,670	12,510
Add: Acquisition-related charges and restructuring charges(a)	10,767	4,420	13,357	8,663
Add: Non-recurring professional fees (b)	2,633	-	3,339	-
Less : Gain on redemption of equity method investment	(1,179)	-	(1,179)	-
Add: Foreign currency transaction (gains) losses(c)	(4,098)	3,437	(2,857)	2,235
Tax adjustments (d)	(2,958)	(2,664)	(4,866)	(4,314)
Noncontrolling interest, net of taxes (e)	-	7	-	(28)
Non-GAAP net income available to Virtusa common stockholders	$16,924	$17,048	$22,952	$29,827

GAAP diluted earnings per share (f)	$0.25	$0.20	$0.25	$0.35
Effect of stock-based compensation expense (g)	0.12	0.17	0.24	0.37
Effect of acquisition-related charges and restructuring charges(a) (g)	0.32	0.13	0.42	0.26
Effect of non-recurring professional fees (b) (g)	0.08	-	0.10	-
Effect of gain on redemption of equity method investment (g)	(0.04)	-	(0.04)	-
Effect of foreign currency transaction (gains) losses(c) (g)	(0.12)	0.10	(0.09)	0.07
Effect of tax adjustments (d) (g)	(0.09)	(0.08)	(0.15)	(0.13)
Effect of noncontrolling interest (e) (g)	-	-	-	-
Effect on dividend on Series A Convertible Preferred Stock (f) (g)	0.03	0.03	0.03	0.06
Effect of change in dilutive shares for non-GAAP (f)	(0.02)	(0.01)	(0.01)	(0.03)
Non-GAAP diluted earnings per share (g) (h)	$0.53	$0.54	$0.75	$0.95

(a) Acquisition-related charges include, when applicable, amortization of purchased intangibles, external deal costs, transaction-related professional fees,  acquisition-related retention bonuses, changes in the fair value of contingent consideration liabilities, accreted interest related to deferred acquisition payments, charges for impairment of acquired intangible assets and other acquisition-related costs including integration expenses consisting of outside professional and consulting services and direct and incremental travel costs.  Restructuring charges, when applicable, include termination benefits, as well as certain professional fees related to restructuring. The following table provides the details of the acquisition-related charges and restructuring charges:

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Amortization of intangible assets	$4,957	$3,440	$9,125	$6,661
Acquisition cost and integration costs	$-	$859	$-	$1,735
Transaction costs related to the Barings Transaction	$4,997	$-	$4,997	$-
Changes in fair value of contingent consideration	$813	$-	$(765)	$-
Acquisition-related charges included in costs of revenue and operating expense	$10,767	$4,299	$13,357	$8,396
Accreted interest related to deferred acquisition payments	$-	$121	$-	$267
Total acquisition-related charges and restructuring charges	$10,767	$4,420	$13,357	$8,663

(b) Non-recurring fees for advisory, legal, consulting and proxy solicitation services in connection with a contested proxy solicitation with respect to our annual shareholder meeting and the election of directors.

(c) Foreign currency transaction gains and losses are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes.

(d) Tax adjustments reflect the tax effect of the non-GAAP adjustments using the tax rates at which these adjustments are expected to be realized for the respective periods. For fiscal year 2020, tax adjustments exclude BEAT tax impact in contemplation of a reorganization of our Indian legal entities and assume application of foreign tax credit benefits in the United States.

(e) Noncontrolling interest represents the minority shareholders interest of Polaris.

(f) During the three and six months ended September  30, 2020 and 2019, all of the 3,000,000 shares of Series A Convertible Preferred Stock were excluded from the calculations of GAAP diluted earnings per share as their effect would have been anti-dilutive using the if-converted method.

            The following table provides the non-GAAP net income available to Virtusa common stockholders and non-GAAP dilutive weighted average shares outstanding using the if-converted method to calculate the non-GAAP diluted earnings per share for the three and six months ended September 30, 2020:

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Non-GAAP net income available to Virtusa common stockholders	$16,924	$17,048	$22,952	$29,827
Add: Dividends and accretion on Series A Convertible Preferred Stock	$1,088	$1,088	$1,088	$2,175
Non-GAAP net income available to Virtusa common stockholders and assumed conversion	$18,012	$18,136	$24,040	$32,002

GAAP dilutive weighted average shares outstanding	30,679,578	30,708,162	30,548,916	30,821,287
Add: Incremental effect of Series A Convertible Preferred Stock as converted	3,000,000	3,000,000	1,500,000	3,000,000
Non-GAAP dilutive weighted average shares outstanding	33,679,578	33,708,162	32,048,916	33,821,287

(g) To the extent the Series A Convertible Preferred Stock is dilutive using the if-converted method, the Series A Convertible Preferred Stock is included in the weighted average shares outstanding to determine non-GAAP diluted earnings per share.

(h) Non-GAAP diluted earnings per share is subject to rounding.

Footnotes

(1) To determine sequential revenue change in constant currency for the Company's second quarter of fiscal 2021, revenue from entities reporting in U.K. Pounds (GBP), Euros, and Swedish Krona (SEK) were converted into U.S. dollars at the average exchange rates in effect for the three months ended June 30, 2020, rather than the actual exchange rate in effect for the three months ended September 30, 2020. To determine year-over-year revenue change in constant currency for the Company's second quarter of fiscal 2021, revenue from entities reporting in U.K. Pounds (GBP), Euros, and Swedish Krona (SEK) were converted into U.S. dollars at the average exchange rates in effect for the three months ended September 30, 2019, rather than the actual exchange rate in effect for the three months ended September 30, 2020. The average exchange rates for the three months ended September 30, 2019, June 30, 2020, and September 30, 2020 are included in the table below:

Average U.S. Dollar Exchange Rate

For the Three Months Ended

	September 30, 2019	June 30, 2020	September 30, 2020
GBP	1.23	1.24	1.27
Euro	1.11	1.09	1.17
SEK	0.10	0.10	0.11

(2) The Company considers the total measure of cash, cash equivalents, short-term and long-term investments to be an important indicator of the Company's overall liquidity. All of the Company's investments are classified as time deposits, available-for-sale debt securities and equity securities, including the Company's long-term investments, which meet the credit rating and diversification requirements of the Company's investment policy as approved by the Company's audit committee and board of directors.

(3) Earnings per share amounts for each quarter may not necessarily total to the yearly earnings per share due to the weighting of shares outstanding on a quarterly and year to date basis.

(4) In accordance with US GAAP, Virtusa applies the if-converted method to its convertible preferred shares when reporting its fiscal year 2021 results. The if-converted method is used to calculate the share impact of convertible securities. Under this method, only when the convertible securities are considered dilutive are they then included in the computation of weighted average shares outstanding in reported results and full year guidance. Second quarter GAAP EPS was calculated by including the impact of dividends and accretion on the convertible preferred shares in net income available to common stockholders and excluding the impact of the convertible preferred shares from the weighted average shares outstanding as these shares were anti-dilutive on a GAAP basis. Second quarter non-GAAP EPS was calculated by excluding the impact of dividends and accretion on the convertible preferred shares from net income available to common stockholders and including the impact of the convertible preferred shares in the weighted average shares outstanding as these shares were dilutive on a non-GAAP basis.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding, the impact of the COVID-19 pandemic and related economic conditions on our business and results of operations, the growth of our business and management's plans, long-term objectives of better than industry revenue growth and EPS accretion faster than revenue, and strategies. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “see,” “seeks,” “estimates,” “will,” “should,” “may,” “confident,” “positions,” “look forward to,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, and our growth rate, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the impact of the outbreak of COVID-19 on our business and operations; ability to timely complete the proposed acquisition by Baring Private Equity Asia of Virtusa (the “Baring Acquisition”); the impact of the announcement and pendency of Baring Acquisition on our business, financial results and/or operations; the impact of certain restrictions on our business activities prior to the closing of the Baring Acquisition; increases in direct and indirect costs as a result of the Baring Acquisition; the outcomes of legal proceedings filed in connection with the Baring Acquisition; inability of Virtusa to service its debt obligations under its loan facility or to maintain compliance with certain financial covenants under the loan facility; the inability to pay cash dividends on the convertible preferred stock in connection with the Orogen convertible preferred stock financing, thus increasing the dilutive impact of the financing; the inability of Virtusa to redeem the convertible preferred stock at maturity, if there has been no conversion event prior to maturity; Virtusa's ability to sustain profitability or maintain profitable engagements; the potential material assessment by the Indian government of certain statutory defined contribution obligations of employees and employers; the potential material assessment by the IRS in connection with a notice of proposed adjustment related to the employment tax treatment of certain payments made to certain Company employees; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar, the U.K pound sterling, the Swedish krona, and the euro; the international nature of our business; restrictions on immigration or changes in immigration laws; Virtusa’s ability to integrate the operations of, and achieve expected synergies and operating efficiencies in connection with, acquired businesses; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from previous acquisitions; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa's ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa's ability to expand its business or effectively manage growth; increasing competition in the IT services outsourcing industry; Virtusa's ability to attract and retain clients and meet their expectations; demand for digital and cloud transformation services; quarterly fluctuations in Virtusa's earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa's ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa's ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa's operations areas and Virtusa’s ability to comply with changing or complex laws and maintain effective internal controls to ensure ongoing compliance; the loss of any key member of Virtusa's senior management team, political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; and the volatility of the market price of Virtusa's common stock. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa's public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	September 30, 2020	March 31, 2020
Assets:
Cash and cash equivalents	$297,459	$290,837
Short-term investments	3,287	9,785
Accounts receivable, net	134,825	148,950
Unbilled accounts receivable	93,259	137,839
Prepaid expenses	62,853	55,574
Restricted cash	2,653	659
Assets held for sale	10,718	8,334
Other current assets	26,590	29,214
Total current assets	631,644	681,192

Property and equipment, net	98,248	101,250
Operating lease right-of-use assets	42,295	48,684
Investments accounted for using equity method	-	1,336
Long-term investments	15	4
Deferred income taxes	30,158	30,225
Goodwill	293,583	296,493
Intangible assets, net	123,714	130,903
Other long-term assets	35,369	46,980
Total assets	$1,255,026	$1,337,067

Liabilities, Series A Convertible Preferred Stock and Stockholders' equity:
Accounts payable	$31,940	$38,537
Accrued employee compensation and benefits	75,667	79,373
Deferred revenue	9,340	8,054
Accrued expenses and other	87,095	95,124
Current portion of long-term debt	40,138	16,043
Operating lease liabilities	11,522	11,543
Income taxes payable	7,704	3,233
Total current liabilities	263,406	251,907
Deferred income taxes	15,175	16,067
Operating lease liabilities, noncurrent	36,303	41,697
Long-term debt, less current portion	363,823	480,154
Long-term liabilities	45,765	42,475
Total liabilities	724,472	832,300

Series A Convertible Preferred Stock	107,408	107,326

Total stockholders' equity	423,146	397,441
Total liabilities, Series A convertible preferred stock and stockholders' equity	$1,255,026	$1,337,067

Virtusa Corporation and Subsidiaries

 Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$317,188	$328,501	$618,252	$647,525
Costs of revenue	233,170	238,584	465,630	473,319
Gross profit	84,018	89,917	152,622	174,206
Selling, general and administrative expenses	71,292	70,682	132,741	141,543

Income from operations	12,726	19,235	19,881	32,663

Other income (expense):
Interest income	192	551	468	1,224
Interest expense	(5,736)	(4,835)	(11,035)	(9,743)
Foreign currency transaction gains (losses), net	4,098	(3,437)	2,857	(2,235)
Other, net	1,235	564	1,542	928
Total other expense	(211)	(7,157)	(6,168)	(9,826)

Income before income tax expense	12,515	12,078	13,713	22,837
Income tax expense	3,746	4,830	4,050	9,569
Net income	8,769	7,248	9,663	13,268
Less: net income attributable to noncontrolling interests, net of tax	-	146	-	332
Net income available to Virtusa stockholders	8,769	7,102	9,663	12,936
Less: Series A Convertible Preferred Stock dividends and accretion	1,088	1,088	2,175	2,175
Net income available to Virtusa common stockholders	7,681	6,014	7,488	10,761

Basic earnings per share available to Virtusa common stockholders	$0.25	$0.20	$0.25	$0.36
Diluted earnings per share available to Virtusa common stockholders	$0.25	$0.20	$0.25	$0.35
Weighted average number of common shares outstanding:
Basic	30,269,003	30,107,942	30,218,589	30,137,926
Diluted	30,679,578	30,708,162	30,548,916	30,821,287

Virtusa Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Six Months Ended
	September 30,
	2020	2019
Cash flows from operating activities:
Net income	$9,663	$13,268
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,257	15,711
Share-based compensation expense	7,670	12,510
Gain on redemption of equity method investment	(1,179)	-
Provision (recovery) for doubtful accounts	94	(313)
Loss (gain) on disposal of property and equipment	171	(351)
Foreign currency transaction (gains) losses, net	(2,857)	2,235
Amortization of discounts and premiums on investments	-	(6)
Impairment of operating lease right-of-use asset	1,413	-
Amortization of debt issuance cost	749	546
Deferred income taxes, net	250	62
Net changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	62,168	4,221
Prepaid expenses and other current assets	9,652	(7,735)
Other long-term assets	166	(12,673)
Accounts payable	(7,295)	(8,298)
Accrued employee compensation and benefits	(4,562)	(1,144)
Accrued expenses and other current liabilities	7,235	7,782
Operating lease liabilities	(459)	141
Income taxes payable	1,739	(2,748)
Other long-term liabilities	3,599	596
Net cash provided by operating activities	105,474	23,804
Cash flows from investing activities:
Proceeds from sale of property and equipment	250	651
Purchase of short-term investments	(42)	(20,279)
Proceeds from sale or maturity of short-term investments	6,568	38,240
Payment for asset acquisitions	(27)	(7,251)
Payment of deferred consideration related to business acquisitions	(8,313)	(17,500)
Purchase of property and equipment	(4,027)	(8,479)
Net cash used in investing activities	(5,591)	(14,618)
Cash flows from financing activities:
Proceeds from exercise of common stock options	564	194
Proceeds from exercise of subsidiary stock options	-	93
Proceeds from debt	-	27,500
Payment of debt	(8,672)	(6,250)
Repurchase of common stock	-	(18,680)
Payments of withholding taxes related to net share settlements of restricted stock	(2,082)	(3,658)
Purchase of redeemable noncontrolling interest related to Polaris	-	(8,675)
Principal payments on capital lease obligation	-	(32)
Payment of dividend on Series A Convertible Preferred Stock	(2,092)	(2,092)
Payment of debt issuance costs	(813)	-
Payment of revolving credit facility	(83,500)	-
Payment of contingent consideration related to acquisitions	(5,423)	-
Net cash used in financing activities	(102,018)	(11,600)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	10,744	(4,012)
Net increase (decrease) in cash, cash equivalents and restricted cash	8,609	(6,426)
Cash, cash equivalents and restricted cash, beginning of year	291,601	190,113
Cash, cash equivalents and restricted cash, end of period	300,210	$183,687

Supplemental Non-GAAP Financial Information as of September 30, 2020 and 2019:

Reconciliation from cash, cash equivalents and restricted cash to total cash and cash equivalents, short-term investments and long-term investments:

Cash, cash equivalents and restricted cash, end of period	$300,210	$183,687
Less : Restricted cash	(2,751)	(315)
Total Cash and cash equivalents end of period	297,459	183,372

Short-term investments	3,287	14,908
Long-term investments	15	198
Total short-term and long-term investments, end of period	3,302	15,106

Total cash and cash equivalents, short-term and long-term investments	$300,761	198,478

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